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PRICING SUPPLEMENT NO.  4 DATED            Filed Pursuant to
OCTOBER 2, 1997 TO PROSPECTUS DATED        Rule 424(b)(5)
SEPTEMBER 17, 1997                         File No. 333-34087



                           CMS ENERGY CORPORATION

     General Term Notes (servicemark of J.W. Korth & Company), Series D
                 Due 9 Months to 25 Years from date of issue

       Except as set forth herein, the Notes offered hereby have such terms as are described in the accompanying Prospectus dated September 17, 1997.

Aggregate Principal Amount:                $ 365,000.00
Original Issue Date (Settlement Date)      October 7, 1997
Stated Maturity Date:                      September 15, 2000
Issue Price to Public:                     100.00% of Principal Amount
Interest Rate:                             6.500% Per Annum
Interest Payment Dates:                    November 15 and monthly
                                           thereafter Commencing
                                           November 15, 1997
Survivor's Option:                         [ X ] Yes    [   ] No
Optional Redemption:                       [   ] Yes    [ X ] No

       Agent                               Principal Amount of Notes
                                              Solicited by Agent

J. W. Korth & Company                      $365,000.00

                                              Per Note
                                           Sold by Agents
                                            To Public     Total

Issue Price:                               $1,000.00    $365,000.00
Agent's Discount or Commission:            $   10.00    $  3,650.00
Maximum Dealer's Discount or
  Selling Concession:                      $    2.50    $    912.50
Proceeds to the Company:                   $  987.50    $360,437.50


CUSIP Number:   12589QUG9
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